Exhibit 99.1

Basic Energy Services Elects to Utilize Interest Payment Grace Period While Continuing Balance Sheet Deleveraging Discussions with Lenders and Bondholders

FORT WORTH, Texas — April 15, 2021 — Basic Energy Services, Inc. (OTCQX: BASX) (“Basic” or the “Company”) today announced it has elected to utilize the 30-day grace period under the terms of the indenture governing its 10.75% senior secured notes due 2023 (the “Notes”) with respect to a $16.335 million interest payment due today. Basic believes it is in the best interests of all stakeholders to use the grace period to continue its ongoing discussions with its debtholders regarding strategic alternatives to improve Basic’s long-term capital structure.

Basic also announced today it has entered into a Forbearance Agreement with a majority of the lenders under its revolving credit facility who have agreed to forbear from exercising remedies in respect of certain events of default thereunder, including the failure to pay interest on the Notes, until April 28, 2021 (unless the agreement is earlier terminated pursuant to the terms thereof). The Company also intends to postpone its 2021 annual meeting so management can focus their efforts on the discussions with creditors.

The Company issued the following statement:

“We have made the strategic choice to use the grace period while we continue our ongoing, constructive discussions with Basic’s bondholders. We anticipate meeting all of our obligations to suppliers, customers, employees and others, and will continue providing our customers with industry-leading expertise and safe, efficient services. Importantly, for the benefit of the Company and all of our stakeholders, the options we are currently contemplating would leave our employees, customers and trade partners unaffected.”

About Basic Energy Services

Basic Energy Services provides wellsite services essential to maintaining production from the oil and gas wells within its operating areas. The Company’s operations are managed regionally and are concentrated in major United States onshore oil-producing regions located in Texas, California, New Mexico, Oklahoma, Arkansas, Louisiana, Wyoming, North Dakota, Colorado and Montana. Our operations are focused in prolific basins that have historically exhibited strong drilling and production economics in recent years as well as natural gas-focused shale plays characterized by prolific reserves. Specifically, the Company has a significant presence in the Permian Basin, Bakken, Los Angeles and San Joaquin Basins, Eagle Ford, Haynesville and Powder River Basin. We provide our services to a diverse group of over 2,000 oil and gas companies. Additional information on Basic Energy Services is available on the Company’s website at www.basices.com.

Safe Harbor Statement

This release includes “forward-looking statements” within the meaning of the federal and securities laws. Forward-looking statements are not statements of historical fact and reflect Basic’s current views about future events. The words “believe,” “estimate,” “expect,” “anticipate,” “project,” “intend,” “seek,” “could,” “should,” “may,” “potential” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Although Basic believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions and estimates, certain risks and uncertainties could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. These risks and uncertainties include without limitation, risks associated with our ongoing debtholder discussions, including our ability to negotiate an agreement to deleverage the company on commercially favorable terms or at all, our ability to successfully execute, manage and integrate acquisitions, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for crude oil, including the recent significant decline in oil prices, and natural gas, local and global impacts of the COVID-19 virus, Basic’s ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions and the negative impacts of the delisting of the Company’s common stock from the NYSE. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that the transactions will be consummated or that anticipated future results will be achieved. Any forward-looking statement speaks only as of the date on which such statement is made and Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Trey Stolz

Director of Financial Planning & Analysis

Basic Energy Services, Inc.

817-334-4100